Exhibit 99.1

16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax

June 16, 2014	PRESS RELEASE

FERC Issues NAV

LAKEVILLE, MN – On June 12, 2014, the Federal Energy Regulatory Commission (“FERC”) issued a Notice of Alleged Violations (“NAV”) indicating that as a result of a formal, nonpublic investigation initiated on October 12, 2011, the staff of the FERC’s Office of Enforcement has preliminarily determined that during the period from January 1, 2010 through January 31, 2011, Twin Cities Power-Canada, U.L.C. (“TCP-Canada”) and certain affiliated companies, including Twin Cities Energy, L.L.C. (“TCE”) and Twin Cities Power, LLC (“TCP”), and individuals Allan Cho, Jason F. Vaccaro, and Gaurav Sharma, each violated the FERC’s prohibition on electric energy market manipulation by scheduling and trading physical power in Midcontinent Independent System Operator, Inc. (“MISO”) to benefit related swap positions that settle based on real-time MISO prices.

TCP-Canada, TCE and TCP are subsidiaries of Twin Cities Power Holdings, LLC (the “Company”) and the individuals named are former employees of TCP-Canada. The allegations in the NAV are preliminary determinations by FERC staff and do not constitute findings by FERC that any violations have occurred. The FERC investigation addresses trading activity that occurred over three years ago by former employees whose employment contracts were terminated by TC Canada on February 1, 2011 in connection with the Company’s reorganization of its Canadian operations. TCE and TCP-Canada have no employees and do not conduct any operations.

Because TCP did not employ the identified traders whose actions are the focus of FERC’s investigation, none of the trades or trading at issue were related to TCP. Accordingly, the Company believes that TCP should not have been named as a subject in the NAV.

The Company’s subsidiaries have cooperated with FERC staff during the investigation and intend to continue to work with FERC to resolve the matter.

If violations are ultimately determined to have occurred, FERC has the legal authority to require disgorgement of profits and assess fines of up to $1 million per violation per day.

The Company cannot predict the timing or financial or operational impact that may result from the NAV, including any payments that may result from a settlement if one is reached.

About Twin Cities Power Holdings, LLC

Through our three business segments – wholesale trading, retail energy services, and real estate development - Twin Cities Power Holdings, LLC trades electricity and energy derivatives for its own account in North American wholesale markets, provides electricity supply services to retail customers in states, and engages in residential real estate development. Our energy businesses are regulated by the Federal Energy Regulatory Commission and the Commodity Futures Trading Commission on the federal level and by the public utilities commissions of the states where we are licensed, including Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, Ohio, Pennsylvania, and Rhode Island. More information about the Company is available at www.twincitiespower.com. Our retail websites are www.townsquareenergy.com and www.discountenergygroup.com.

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TCPH is headquartered at 16233 Kenyon Ave, Suite 210, Lakeville, MN 55044, telephone 952-241-3103. While the equity of the Company is privately held, our Renewable Unsecured Subordinated Notes are registered with the SEC and may be purchased by residents of California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Pennsylvania, South Dakota, Texas, Utah, Vermont, and Wisconsin. To obtain an investment kit, visit www.tcpnotes.com.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as: "may", "will", "expect", "anticipate", "believe", "estimate" "continue", "predict", or other similar words making reference to future periods, including expectations of 2014 revenues and operating income. Forward-looking statements appear in a number of places in this press release and include statements regarding our intent, belief, or current expectation about trends affecting the markets in which we participate, our businesses, financial condition, and growth strategies, among other things. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in forward-looking statements as a result of various factors, including, but not limited to, those set forth in the "Risk Factors" sections of our filings with the Securities and Exchange Commission.

If any of the events described in these "Risk Factors" occur, they could have a material adverse effect on our business, financial condition, and results of operations. When considering forward-looking statements, you should keep these risk factors, as well as the other cautionary statements in our SEC filings in mind. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this press release.

Non-GAAP Financial Measures

TCPH’s press releases and other communications may include certain “non-GAAP financial measures”, defined as a numerical measure of a company's financial performance, financial position, or cash flows that excludes, or includes, amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements.

Non-GAAP financial measures utilized by the Company include presentations of liquidity measures and debt-to-equity ratios. The Company’s management believes that these non-GAAP financial measures provide useful information and enables investors and analysts to more accurately compare the Company's ongoing financial performance over the periods presented.

Investor Relations Contact

Wiley H. Sharp III

VP - Finance & CFO, 952-241-3105

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